KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708












                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the use of our reports dated March 11, 2003, with respect to the financial statements of American Construction Company, included in a Form SB-2 Registration Statement of American Construction Company.




                                                     /s/ Kabani & Company, Inc.

                                                     Kabani & Company, Inc.

Fountain Valley, California
June 5, 2003


















                                                                    Exhibit 23.1
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